LipidViro Tech Inactivates Infectious Prions in Biological Fluids

SALT LAKE CITY, UT -- 03/03/2005 -- LipidViro Tech, Inc. (OTC BB: LVRO) announced pre-clinical research results which demonstrated the ability to substantially inactivate infectious prion proteins in bovine serum utilizing LipidViro's proprietary technology. Prion infectivity was reduced in bovine serum below the limit of detection in both cell and Western blot assays, two gold standard assays for prion detection. This research has been submitted for presentation at the Meeting of the International Union of Microbiological Societies, San Francisco, July 2005.

"These are the first scientific results that demonstrate an ability to inactivate infectious prions while maintaining a fluid's biological integrity. This is a significant scientific achievement given the historic difficulty of inactivating prions," commented Ken Hamik, LipidViro's CEO. "These results may have important implications for prevention of prion-related diseases."

It has been established that prions are highly resistant to conventional chemical and physical procedures designed to inactivate viruses and bacteria.

Bovine sera are used throughout the biopharmaceutical industry. Many vaccine and drug products utilize bovine sera at some stage during their development. The FDA, USDA and recent published research all suggest bovine sera are at risk for contamination and transmission of infectious prion protein, the pathogen responsible for causing Mad Cow Disease (Bovine Spongiform Encephalopathy -- BSE). BSE is responsible for generating a similar fatal brain wasting disease in humans, variant Creutzfeldt-Jakob Disease (vCJD).

"Producing prion-free bovine sera for the biopharmaceutical industry will help safeguard many widely used vaccines and drugs from potentially transmitting infectious prions," stated Hamik.

"Assuming our ongoing research confirms these reported findings, LipidViro's technology may provide the only process offering insurance against the risk of conveying infection from products and pharmaceuticals that require animal-based sera at some point during production," Hamik commented.

Recent research has raised the concern that blood from people with vCJD may transmit infectious prions through transfusion. "Based on these reports, we will be investigating our proprietary process to inactivate infectious prions in human blood-derived fluids as well," Hamik stated.

The LipidViro Technology Platform used in these studies is based on two proprietary pieces of equipment which produce and deliver a standardized dose of ozone. The first piece of equipment, known as the LipidViro DPD System (Drug Production and Delivery System), produces a precise, measured dose of ozone. Utilizing a precise dose of ozone allows LipidViro to accurately target the threshold which produces prion inactivation while maintaining the biological integrity of the treated fluid. The second piece of equipment, known as the LipidViro GFE Device (Gas-Fluid Exchange Device), efficiently mixes ozone with the fluid, significantly improving the ability to inactive prions.

The LipidViro DPD System and GFE Device are proprietary patent-pending technologies available only from LipidViro Tech, Inc.

LipidViro's technology provides the first and only process able to deliver precise, measured doses of ozone that are consistent and reproducible. We believe this proprietary technology establishes LipidViro as the exclusive market leader, with the only system capable of achieving regulatory approval for an ozone-based sterilization process for use in pharmaceuticals.

LipidViro Tech, Inc. is a development-stage biotechnology company engaged in developing drug products, fluid purification processes, and drug production and delivery systems (the DPD System). Utilizing the Company's proprietary DPD System, LipidViro is currently developing two products for commercialization: therapeutic treatments for Cardiovascular diseases, and a process to inactivate virus, bacteria and prions producing pathogen-free biological products.

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

Contact Information:

LipidViro Tech, Inc.
Ken Hamik
PR@lipidviro.com
(801) 583-9900